EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
International Baler Corporation:

We consent to the inclusion in the Form 10-K of International Baler Corporation of our report dated January 26, 2011, with respect to the balance sheet of International Baler Corporation (the Company) as of October 31, 2010, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended.

/s/ KPMG LLP

Jacksonville, Florida
Certified Public Accountants
January 27, 2012